UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2009

Oracle Corporation

(Exact name of registrant as specified in charter)

Delaware	000-51788	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Oracle Parkway, Redwood City, California 94065

(Address of principal executive offices) (Zip Code)

(650) 506-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events

On November 9, 2009, Oracle Corporation received a Statement of Objections from the European Commission relating to its proposed acquisition of Sun Microsystems, Inc. and issued the following statement which is being furnished for purposes of this report (and therefore shall not be treated as “filed” or incorporated by reference into any filing):

STATEMENT OF ORACLE CORPORATION

Oracle’s acquisition of Sun is essential for competition in the high end server market, for revitalizing Sparc and Solaris and for strengthening the Java development platform. The transaction does not threaten to reduce competition in the slightest, including in the database market. The Commission’s Statement of Objections reveals a profound misunderstanding of both database competition and open source dynamics. It is well understood by those knowledgeable about open source software that because MySQL is open source, it cannot be controlled by anyone. That is the whole point of open source.

The database market is intensely competitive with at least eight strong players, including IBM, Microsoft, Sybase and three distinct open source vendors. Oracle and MySQL are very different database products. There is no basis in European law for objecting to a merger of two among eight firms selling differentiated products. Mergers like this occur regularly and have not been prohibited by United States or European regulators in decades.

The U.S. Department of Justice carefully reviewed the proposed acquisition during the normal Hart-Scott-Rodino review and considered it again when the European Commission initiated a second phase review. On both occasions the Justice Department came to the conclusion that there is nothing anticompetitive about the deal, including specifically Oracle’s acquisition of the MySQL database product. The U.S. Department of Justice approved the acquisition without conditions and terminated the waiting period under the Hart-Scott-Rodino Act on August 20, 2009.

Sun’s customers universally support this merger and do not benefit from the continued uncertainty and delay. Oracle plans to vigorously oppose the Commission’s Statement of Objections as the evidence against the Commission’s position is overwhelming. Given the lack of any credible theory or evidence of competitive harm, we are confident we will ultimately obtain unconditional clearance of the transaction.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements about Oracle and Sun, including statements that involve risks and uncertainties concerning the European Commission’s Statement of Objections, clearance of the transaction by the European Commission and satisfaction of other conditions to closing the transaction. When used in this press release, the words “plans” and

“will” and other similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Oracle or Sun, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this document due to a number of risks and uncertainties. Potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be further delayed and the possibility that Oracle or Sun may be adversely affected by other economic, business, and/or competitive factors. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or Sun.

In addition, please refer to the documents that Oracle and Sun, respectively, file with the Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K for additional risks. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Neither Oracle nor Sun is under any duty to update any of the information in this press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2009

ORACLE CORPORATION

By	/S/ DORIAN DALEY
Name:	Dorian Daley
Title:	Senior Vice President, General Counsel and Secretary